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T. ROWE PRICE INTERNATIONAL FUNDS, INC.

ARTICLES SUPPLEMENTARYCLASSIFYING
AND RECLASSIFYING AUTHORIZED STOCK

     T. Rowe Price International Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Fifth of the Charter of the Corporation, the Board of Directors has duly reclassified the series and classes of Common Stock set forth in the column "Old Series and Classes" below by changing the name of such series and classes of Common Stock to the name set forth in the column "New Series and Classes" below. Each of such series and classes is hereinafter referred to as an "Existing Class" and collectively as the "Existing Classes."

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OLD NAME OF SERIES AND CLASSES                               NEW NAME OF SERIES AND CLASSES
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T. Rowe Price International Stock Fund                       T. Rowe Price International Stock Fund - 1
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T. Rowe Price International Bond Fund                        T. Rowe Price International Bond Fund - 1
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T. Rowe Price International Discovery Fund                   T. Rowe Price International Discovery Fund - 1
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T. Rowe Price European Stock Fund                            T. Rowe Price European Stock Fund - 1
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T. Rowe Price New Asia Fund                                  T. Rowe Price New Asia Fund - 1
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T. Rowe Price Japan Fund                                     T. Rowe Price Japan Fund - 1
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T. Rowe Price Latin America Fund                             T. Rowe Price Latin America Fund - 1
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T. Rowe Price Emerging Markets Bond Fund                     T. Rowe Price Emerging Markets Bond Fund - 1
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T. Rowe Price Emerging Markets Stock Fund                    T. Rowe Price Emerging Markets Stock Fund - 1
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T. Rowe Price Global Stock Fund                              T. Rowe Price Global Stock Fund - 1
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T. Rowe Price International Growth & Income Fund             T. Rowe Price International Growth & Income Fund - 1
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T. Rowe Price International Stock Fund - Advisor Class       T. Rowe Price  International  Stock Fund - Advisor Class
                                                             - 1
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T. Rowe Price International Bond Fund - Advisor Class        T. Rowe Price  International Bond Fund - Advisor Class -
                                                             1
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T. Rowe Price Emerging Europe & Mediterranean Fund           T. Rowe Price Emerging Europe & Mediterranean Fund - 1
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T. Rowe Price International Stock Fund - R Class             T. Rowe Price International Stock Fund - R Class - 1
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T. Rowe Price International  Growth & Income Fund - Advisor  T.  Rowe  Price  International  Growth &  Income  Fund -
Class                                                        Advisor Class - 1
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T. Rowe Price International Growth & Income Fund - R Class   T. Rowe  Price  International  Growth & Income  Fund - R
                                                             Class - 1
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     SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Fifth of the Charter of the Corporation, the Board of Directors has duly classified a number of shares of its unissued Common Stock (determined in connection with the FOURTH paragraph below) into 17 new series and classes of Common Stock to be designated as set forth below. Each of such series and classes is hereinafter referred to as a "New Class" and collectively as the "New Classes."

         T. Rowe Price International Stock Fund
         T. Rowe Price International Bond Fund
         T. Rowe Price International Discovery Fund
         T. Rowe Price European Stock Fund
         T. Rowe Price New Asia Fund
         T. Rowe Price Japan Fund
         T. Rowe Price Latin America Fund
         T. Rowe Price Emerging Markets Bond Fund
         T. Rowe Price Emerging Markets Stock Fund
         T. Rowe Price Global Stock Fund
         T. Rowe Price International Growth & Income Fund
         T. Rowe Price International Stock Fund - Advisor Class
         T. Rowe Price International Bond Fund - Advisor Class
         T. Rowe Price Emerging Europe & Mediterranean Fund
         T. Rowe Price International Stock Fund - R Class
         T. Rowe Price International Growth & Income Fund - Advisor Class
         T. Rowe Price International Growth & Income Fund - R Class

     THIRD: The Corporation has previously duly classified a number of shares of its unissued Common Stock into a series of Common Stock designated as the Global Bond Fund pursuant to Articles Supplementary of the Corporation as filed with the SDAT on October 15, 1990. No shares of such series are issued or outstanding. Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Fifth of the Charter of the Corporation, the Board of Directors has duly reclassified the series of Common Stock designated as the Global Bond Fund into shares of Common Stock.

     FOURTH: After giving effect to the foregoing classification and reclassification, the Board of Directors has heretofore duly divided and classified an aggregate of 2,000,000,000 shares of the unissued Common Stock of the Corporation into the following series and classes on the dates indicated in the parentheses following the names of the respective series and classes:

T. Rowe Price International Stock Fund - 1 (September 13, 1979 and May 11,2004)
T. Rowe Price International Bond Fund - 1 (July 15, 1986 and May 11, 2004)
T. Rowe Price International Discovery Fund - 1 (October 31, 1988 and May 11, 2004)
T. Rowe Price European Stock Fund - 1 (January 5, 1990 and May 11, 2004)
T. Rowe Price New Asia Fund - 1 (July 18, 1990 and May 11, 2004)
T. Rowe Price Japan Fund - 1 (October 18, 1991 and May 11, 2004)
T. Rowe Price Latin America Fund - 1 (November 4, 1993 and May 11, 2004)
T. Rowe Price Emerging Markets Bond Fund - 1 (November 3, 1994 and May 11, 2004)
T. Rowe Price Emerging Markets Stock Fund - 1 (January 26, 1995 and May 11, 2004)
T. Rowe Price Global Stock Fund - 1 (October 11, 1995 and May 11, 2004)
T. Rowe Price International Growth & Income Fund - 1 (December 1, 1998 and May 11, 2004)
T. Rowe Price International Stock Fund-Advisor Class - 1 (March 24, 2000 and May 11, 2004)
T. Rowe Price International Bond Fund-Advisor Class - 1 (March 24, 2000 and May 11, 2004)
T. Rowe Price Emerging Europe & Mediterranean Fund - 1 (April 28, 2000 and May 11, 2004)
T. Rowe Price International Stock Fund-R Class - 1 (September 6, 2002 and May 11, 2004)
T. Rowe Price International Growth & Income Fund-Advisor Class - 1 (September 6, 2002 and May 11, 2004)
T. Rowe Price International Growth & Income Fund-R Class - 1 (September 6, 2002 and May 11, 2004)
T. Rowe Price International Stock Fund (May 11, 2004)
T. Rowe Price International Bond Fund (May 11, 2004)
T. Rowe Price International Discovery Fund (May 11, 2004)
T. Rowe Price European Stock Fund (May 11, 2004)
T. Rowe Price New Asia Fund (May 11, 2004)
T. Rowe Price Japan Fund (May 11, 2004)
T. Rowe Price Latin America Fund (May 11, 2004)
T. Rowe Price Emerging Markets Bond Fund (May 11, 2004)
T. Rowe Price Emerging Markets Stock Fund (May 11, 2004)
T. Rowe Price Global Stock Fund (May 11, 2004)
T. Rowe Price International Growth & Income Fund (May 11, 2004)
T. Rowe Price International Stock Fund - Advisor Class (May 11, 2004)
T. Rowe Price International Bond Fund - Advisor Class (May 11, 2004)
T. Rowe Price Emerging Europe & Mediterranean Fund (May 11, 2004)
T. Rowe Price International Stock Fund - R Class (May 11, 2004)
T. Rowe Price International Growth & Income Fund-Advisor Class (May 11, 2004)
T. Rowe Price International Growth & Income Fund - R Class (May 11, 2004)

Each such series and/or class shall consist, until further changed, of the lesser of (x) 2,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series and/or class currently or hereafter classified less the total number of shares then issued and outstanding in all of such series and/or class. Except as set forth below, all shares of each series have the powers, preferences, other special rights, qualifications, restrictions, and limitations set forth in the Charter. The Board of Directors also has provided for the issuance of the shares of each such series.

     FIFTH: The following is a description of the preferences, conversion and other rights, powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each series or class of Common Stock of each New Class and any other class or series of Common Stock established after the date hereof. Except as set forth in this Article FIFTH below, all shares of each series of each New Class and any other class or series of Common Stock established after the date hereof shall have the powers, preferences, other special rights, qualifications, restrictions, and limitations set forth in the Charter.

  (a) Expenses uniquely related to the shares of Common Stock of the T. Rowe Price International Stock Fund - Advisor Class, T. Rowe Price International Bond Fund - Advisor Class, T. Rowe Price International Stock Fund - R Class, T. Rowe Price International Growth & Income Fund - Advisor Class and T. Rowe Price International Growth & Income Fund - R Class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class, and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class, all as the Board of Directors may determine by resolution from time to time, and shall be described in the prospectus or statement of additional information for such Class as and to the extent required by the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.
  (b) As to any matter with respect to which a separate vote of any Class is required by the Investment Company Act (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (1) above), such requirement as to a separate vote by that Class shall apply in lieu of any voting requirements established by the Maryland General Corporation Law. As to any matter which does not affect the interest of the T. Rowe Price International Stock Fund - Advisor Class, T. Rowe Price International Bond Fund - Advisor Class, T. Rowe Price International Stock Fund - R Class, T. Rowe Price International Growth & Income Fund - Advisor Class and T. Rowe Price International Growth & Income Fund - R Class, only the holders of shares of the affected Class or Classes shall be entitled to vote.
  (c) With respect to all shares of each series of each New Class, the following clause shall apply in lieu of paragraph (B), clause (vii) of Article SEVENTH of the Charter:
"Shares of each New Class shall be redeemed at their net asset value determined as set forth in paragraph (C) of this Article SEVENTH as of such time as the Board of Directors shall have theretofore prescribed by resolution, less such redemption fee or sales charge, if any, as may be established by the Board of Directors in its sole discretion and disclosed in the current Prospectus or Statement of Additional Information for the Corporation. In the absence of such resolution, the redemption price of shares deposited shall be the net asset value of such shares next determined as set forth in paragraph (C) of this Article SEVENTH after receipt of such application."

     SIXTH: The shares aforesaid have been duly classified and reclassified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation or as expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders. These Articles Supplementary do not increase the aggregate authorized capital stock of the Corporation.

      IN WITNESS WHEREOF, T. Rowe Price International Funds, Inc. has caused these Articles to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on May 11, 2004.

WITNESS:                                           T. ROWE PRICE INTERNATIONAL FUNDS, INC.

/s/ Patricia B. Lippert                              By: /s/ Henry H. Hopkins
Patricia B. Lippert, Secretary                     Henry H. Hopkins, Vice President

     THE UNDERSIGNED, Vice President of T. Rowe Price International Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                     /s/ Henry H. Hopkins
                                                     Henry H. Hopkins, Vice President
Agreements\Articles Supplementary\ArtSupp9INT.doc